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[LETTERHEAD OF PRICEWATERHOUSECOOPERS APPEARS HERE]

                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 333-43244) of CFW Communications Company ("CFW") of our report dated February 14, 2000 relating to the financial statements of PrimeCo Personal Communications, L.P. Richmond Major Trading Area as of
December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which appears in CFW Current Report on Form 8-K dated October 10, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
October 10, 2000